UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2009

PRIVATEBANCORP, INC.
(Exact Name of Company as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
120 S. LaSalle Street Suite 400 Chicago, Illinois		60603 (Zip Code)
(Address of principal executive offices)

Company’s telephone number, including area code:  (312) 564-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On January 30, 2009, as part of the Troubled Asset Relief Program (“TARP”) Capital Purchase Program established by the United States Department of the Treasury (the “U.S. Treasury”) under the Emergency Economic Stabilization Act of 2008 (“EESA”), PrivateBancorp, Inc. (the “Company”) entered into a Letter Agreement and the Securities Purchase Agreement – Standard Terms attached thereto (the “Securities Purchase Agreement”) with the U.S. Treasury, pursuant to which the Company agreed to issue and sell, and the U.S. Treasury agreed to purchase, (i) 243,815 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Preferred Stock”) having a liquidation amount per share equal to $1,000, and (ii) a ten-year warrant (the “Warrant”) to purchase up to 1,290,026 shares of the Company’s common stock (the “Common Stock”), or 15% of the aggregate dollar amount of Preferred Stock purchased by the U.S. Treasury, at an exercise price of $28.35 per share, for an aggregate purchase price of $243,815,000 in cash.  Both the Preferred Stock and the Warrant will qualify as Tier 1 capital.

The Preferred Stock will pay cumulative dividends at a rate of 5% per year for the first five years, and 9% per year thereafter.  The Company may not redeem the Preferred Stock during the first three years except with the proceeds from a “qualified equity offering” (as defined in the Certificate of Designations).  After three years, the Company may, at its option, redeem the Preferred Stock for its aggregate liquidation amount plus accrued and unpaid dividends.  The Preferred Stock is generally non-voting.

Prior to January 30, 2012, unless the Company has redeemed the Preferred Stock or the U.S. Treasury has transferred the Preferred Stock to a third party, the consent of the U.S. Treasury will be required for the Company to increase its common stock dividend or redeem, repurchase or acquire any shares of its Common Stock or other capital stock or other equity securities or any trust preferred securities, other than in connection with employee benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.

The Warrant is immediately exercisable upon its issuance.  The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets by the Company to holders of its Common Stock, and upon certain issuances of Common Stock at or below a specified price relative to the initial exercise price.  In the event the Company completes one or more “qualified equity offerings” on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of at least $243,815,000, the number of shares of Common Stock underlying the portion of the Warrant then held by the U.S. Treasury will be reduced by one-half of the shares of Common Stock originally covered by the Warrant.  Pursuant to the Securities Purchase Agreement, the U.S. Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

Pursuant to the terms of the Securities Purchase Agreement, the Company agreed that, until such time as the U.S. Treasury ceases to own any securities of the Company acquired pursuant to the Securities Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which cover, its senior executive officers that do not comply with the EESA.  These requirements include certain restrictions on executive compensation that could limit the severance compensation and tax deductibility of compensation the Company pays to its senior executive officers.  Each of the applicable executives of the Company has consented to be bound by the foregoing requirements and restrictions.

The Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  Upon the request of the U.S. Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of the Preferred Stock, may be issued.  The Company has agreed to register the Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Preferred Stock and the Warrant.  Neither the Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the U.S. Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the date on which the Company has received aggregate proceeds of not less than $243,815,000 from one or more “qualified equity offerings” and December 31, 2009.

Copies of the Securities Purchase Agreement, the Warrant, the Certificate of Designations with respect to the Preferred Stock and the Certificate representing the Preferred Stock are included as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing summary of certain provisions of these documents is qualified in its entirety by reference to such documents.

Item 3.02.                      Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.                      Material Modification to Rights of Security Holders.

Prior to January 30, 2012, unless the Company has redeemed the Preferred Stock or the U.S. Treasury has transferred the Preferred Stock to a third party, the consent of the U.S. Treasury will be required for the Company to (1) declare or pay any dividend or make any distribution on its Common Stock (other than regular quarterly cash dividends of not more than $0.075 per share of common stock) or (2) redeem, purchase or acquire any shares of its Common Stock or other capital stock or other equity securities or any trust preferred securities, other than in connection with employee benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.

In addition, pursuant to the Certificate of Designations, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Common Stock will be subject to restrictions in the event the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on the Preferred Stock.  These restrictions are set forth in the Certificate of Designations.

The Securities Purchase Agreement also grants the holders of the Preferred Stock, the Warrant and the Warrant Shares certain registration rights.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information concerning executive compensation set forth under “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2009, the Company filed a Certificate of Designations (the “Certificate of Designations”) to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State for the purpose of designating the Preferred Stock and fixing the designations, preferences, qualifications, limitations, restrictions and relative rights of the Preferred Stock.  The Certificate of Designations is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, dated January 28, 2009
4.1	Form of Certificate of the Preferred Stock
4.2	Warrant to purchase shares of Common Stock
10.1
Letter Agreement including the Securities Purchase Agreement – Standard Terms attached thereto, dated January 30, 2009, between PrivateBancorp, Inc. and the United States Department of the Treasury, with respect to the issuance and sale of the Preferred Stock and the Warrant

99.1	Press release dated February 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2009	PRIVATEBANCORP, INC.

	By:	/s/Larry D. Richman
Larry D. Richman Chief Executive Officer

By:	/s/Dennis L. Klaeser
Dennis L. Klaeser Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Designations of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, dated January 28, 2009

4.1	Form of Certificate of the Preferred Stock

4.2	Warrant for purchase of shares of Common Stock

10.1
Letter Agreement including the Securities Purchase Agreement – Standard Terms attached thereto, dated January 30, 2009, between PrivateBancorp, Inc. and the United States Department of the Treasury, with respect to the issuance and sale of the Preferred Stock and the Warrant

99.1	Press release dated February 2, 2009